Exhibit 77(Q1.7C)

Addendum to Question 7.x on Form N-SAR

List the name of each series and give a consecutive number to each series in excess of the 99 consecutive series permitted by the Form.

Please refer to the most recent shareholders report for additional information concerning the funds.

Is this the
Series last filing
for this series?
Series Number	Series Name	(Y/N)
100	ProShares UltraShort Consumer Goods	N
101	ProShares UltraShort Consumer Services	N
102	ProShares UltraShort Financials	N
103	ProShares UltraShort Health Care	N
104	ProShares UltraShort Industrials	N
105	ProShares UltraShort Oil & Gas	N
106	ProShares UltraShort Real Estate	N
107	ProShares UltraShort Semiconductors	N
108	ProShares UltraShort Technology	N
110	ProShares UltraShort Utilities	N
111	ProShares Short MSCI EAFE	N
112	ProShares Short MSCI Emerging Markets	N
113	ProShares Short FTSE China 50	N
114	ProShares UltraShort MSCI EAFE	N
115	ProShares UltraShort MSCI Emerging Markets	N
116	ProShares UltraShort FTSE Europe	N
118	ProShares UltraShort MSCI Brazil Capped	N
119	ProShares UltraShort FTSE China 50	N
120	ProShares UltraShort MSCI Japan	N
121	ProShares UltraShort MSCI Mexico Capped IMI	Y
122	ProShares Short 7-10 Year Treasury	N
124	ProShares Short 20+ Year Treasury	N
125	ProShares Short High Yield	N
127	ProShares UltraShort 3-7 Year Treasury	Y
128	ProShares UltraShort 7-10 Year Treasury	N
129	ProShares UltraShort 20+ Year Treasury	N
130	ProShares UltraShort TIPS	Y
131	ProShares Large Cap Core Plus	N
132	ProShares Hedge Replication ETF	N
133	ProShares RAFI Long/Short	N
134	ProShares Ultra High Yield	N
136	ProShares German Sovereign/Sub-Sovereign ETF	Y
137	ProShares Inflation Expectations ETF	N
141	ProShares UltraPro Short 20+ Year Treasury	N
142	ProShares USD Covered Bond	Y
143	ProShares UltraPro Financial Select Sector	N
144	ProShares UltraPro Short Financial Select Sector	N
145	ProShares Merger ETF	N
146	ProShares Global Listed Private Equity ETF	N
147	ProShares High Yield-Interest Rate Hedged	N
148	ProShares S&P 500 Dividend Aristocrats ETF	N
149	ProShares Investment Grade Interest Rate Hedged	N
150	ProShares Short Term USD Emerging Markets Bond ETF	N
151	ProShares DJ Brookfield Global Infrastructure ETF	N
153	ProShares CDS Short North American HY Credit ETF	N
154	ProShares MSCI EAFE Dividend Growers ETF	N
155	ProShares Morningstar Alternatives Solution ETF	N
156	ProShares S&P MidCap 400 Dividend Aristocrats ETF	N
157	ProShares Russell 2000 Dividend Growers ETF	N
159	ProShares Ultra Junior Miners	Y
160	ProShares UltraShort Gold Miners	N
161	ProShares Ultra Gold Miners	N
162	ProShares MSCI Europe Dividend Growers ETF	N
163	ProShares S&P 500® ex-Energy ETF	N
164	ProShares S&P 500® ex-Financials ETF	N
165	ProShares S&P 500® ex-Health Care ETF	N
166	ProShares S&P 500® ex-Technology ETF	N
167	ProShares Hedged FTSE Europe ETF	Y
168	ProShares Hedged FTSE Japan ETF	Y
170	ProShares UltraShort Oil & Gas Exploration & Production	Y
171	ProShares UltraPro Short Nasdaq Biotechnology	N
173	ProShares Ultra Oil & Gas Exploration & Production	Y
174	ProShares UltraPro Nasdaq Biotechnology	N
175	ProShares MSCI Emerging Markets Dividend Growers ETF	N
176	ProShares Managed Futures Strategy ETF	N
177	ProShares K-1 Free Crude Oil Strategy ETF	N
178	ProShares Equities for Rising Rates ETF	N
179	ProShares Decline of the Retail Store ETF	N
180	ProShares Long Online/Short Stores ETF	N